UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014

HANGOVER JOE'S HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9457 S. University #349
Highlands Ranch, Colorado 80126
 (Address of principal executive offices)

303-872-5939
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

On July 3, 2014, Hangover Joe's Holding Corporation (the "Company") entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG") for the sale of two 8% convertible redeemable notes each in the principal amount of $52,500 (the "LG Notes") in consideration of $52,500 and the delivery by LG of a Collateralized Secured Promissory Note Back End Note payable to the Company in the principal amount of $52,500 (the "LG Back End Note").  The financing closed on July 10, 2014.

The LG Notes bear interest at the rate of 8% per annum.  All interest and principal must be repaid on July 3, 2015.  The LG Note are convertible into common stock, at LG's option, at a 45% discount to the average of the three lowest closing prices of the common stock during the 20 trading day period prior to conversion.  In the event the Company prepays the LG Notes in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 125% if prepaid during the period commencing on the closing date through 60 days thereafter, (ii) 140% if prepaid 61 days following the closing through 120 days following the closing and (iii) 150% if prepaid 121 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the LG Notes, the Company has no right of prepayment.  The LG Note issued in consideration of the LG Back End Note may only be converted by LG in the event the LG Back End Note is paid in full.

As of the date of the LG Notes, the Company is obligated on the LG Notes issued to LG in connection with the offering. The LG Notes are debt obligations arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.
The  Company  claims an  exemption  from the  registration  requirements  of the Securities  Act of 1933,  as amended  (the "Act") for the private  placement  of these  securities  pursuant  to  Section  4(2) of the Act  and/or  Regulation  D promulgated  there under since,  among other  things,  the  transaction  did not involve a public  offering.  LG is an accredited  investor, had access to information about the Company  and its  investment,   took the  securities  for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Securities Purchase Agreement by and among the Company and LG Capital Funding, LLC dated July 3, 2014
4.2 4.3 4.4
8% Convertible Redeemable Note issued to LG Capital Funding, LLC dated July 3, 2014

8% Convertible Redeemable Back End Note issued to LG Capital Funding, LLC dated July 3, 2014

8% Collateralized Secured Back End Note issued to Hangover Joe's Holding Corporation dated July 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGOVER JOE'S HOLDING CORPORATION

Date: July 16, 2014	By:	/s/ Matthew Veal
Matthew Veal Interim CEO and Chief Financial Officer